Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease, Inc.

Announces Preferred Stock Dividends

NEW YORK, December 21, 2023 – Global Net Lease, Inc. (“GNL” or the “Company”) (NYSE: GNL/ GNL PRA / GNL PRB / GNL PRD / GNL PRE) announced today that it declared quarterly dividends on its outstanding preferred stock. Specifically, GNL declared (i) a dividend of $0.453125 per share on its 7.25% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), payable on January 16, 2024, to holders of record of shares of its Series A Preferred Stock at the close of business on January 5, 2024, (ii) a dividend of $0.4296875 per share on its 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) payable on January 16, 2024 to holders of record of shares of its Series B Preferred Stock at the close of business on January 5, 2024, (iii) a dividend of $0.46875 per share on its 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock (“Series D Preferred Stock”) payable on January 16, 2024 to holders of record of shares of its Series D Preferred Stock at the close of business on January 5, 2024, and (iv) a dividend of $0.4609375 per share on its 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock (“Series E Preferred Stock”) payable on January 16, 2024 to holders of record of shares of its Series E Preferred Stock at the close of business on January 5, 2024.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," "potential," "predicts," "plans," "intends," "would," "could," "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the recently completed merger with The Necessity Retail REIT, Inc. and the internalization of GNL's property management and advisory functions; the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL's tenants and the global economy and financial markets; that any potential future acquisition by GNL is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth in the Risk Factors section of GNL's most recent Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively, and all other filings with the Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in GNL's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020